UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Allen Center 1200 Smith Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-8834

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry Into a Material Definitive Agreement

On February 4, 2014, Genufood Energy Enzymes Corp. (the “Company”) entered into an Amendment to Investment Agreement (the "Amendment") with Kodiak Capital Group, LLC ("Kodiak") in order to modify and amend the Investment Agreement that the Company entered into with Kodiak dated July 11, 2013 (the “Investment Agreement”) to extend the term of the Investment Agreement.  The Amendment amends the following sections of the Investment Agreement:

  Section 1-Definitions.     Section 1 of the Investment Agreement shall be amended as follows:

  a.  The definition of “Open Period” shall be amended to read in its entirety as follows:

  “Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is twelve (12) months from the Effective Date; or (ii) termination of the Agreement in accordance with Section 9, below; and
  Section 9(A)(II).   Section 9(A)(II) of the Investment Agreement shall be amended by deleting the existing terms “the date which is six (6) months from the Effective Date; or,” and inserting “the date which is twelve (12) months from the Effective Date; or,” in lieu thereof.

The Amendment shall be deemed an amendment of the Investment Agreement in accordance with Section 12(F) of the Investment Agreement.  All other terms and conditions of the Investment Agreement remain the same.  A copy of the Investment Agreement was filed as an exhibit to the Company’s current report on Form 8-K dated July 11, 2013 and filed with the Commission on July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: February 5, 2014	By:	/s/ Yi Lung Lin
Yi Lung Lin, President, C.E.O. & Director